Filed Pursuant to Rule 424(b)(5)
Registration No. 333-202024

PROSPECTUS SUPPLEMENT
(to Prospectus dated February 17, 2015)

850,000 Shares of Common Stock

We are offering 850,000 shares of our common stock directly to the investors in this offering at a price of $4.00 per share.

Our common stock is traded on the NASDAQ Capital Market under the symbol “MARK.” The last reported sales price of our common stock on the NASDAQ Capital Market on March 27, 2015 was $4.42 per share.

The aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately $45.8 million based on 13,001,602 shares of common stock outstanding as of the date of this prospectus, of which 8,989,917 shares were held by non-affiliates, and a per share price of $5.10 based on the closing sale price of a share of our common stock on the NASDAQ Capital Market on February 5, 2015. Under the registration statement to which this prospectus supplement forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-month period (unless our public float rises to $75.0 million or more). We have sold no securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on, and includes, the date of this prospectus supplement.

We have engaged Maxim Group LLC as our lead placement agent for this offering. The Benchmark Company will be acting as co-placement agent for this offering. The placement agents are not purchasing or selling any shares offered by this prospectus supplement and the related prospectus, but have arranged for the sale of 275,000 of the shares offered hereby through direct subscription agreements entered into between the purchasers and us. The remaining shares offered hereby were offered directly to investors without a placement agent, underwriter, broker or dealer. See “Plan of Distribution” beginning on page S-23 of this prospectus supplement for more information regarding these arrangements.

	Per Share of Common Stock	Total
Public Offering Price	$4.00	$3,400,000
Placement Agent Fee(1)	$0.32	$88,000
Proceeds to the Company(1)	$3.88	$3,312,000

(1)	We have agreed to pay the placement agents an aggregate cash placement fee equal to 8% of the gross proceeds in this offering from sales arranged by the placement agents. The placement agents have arranged for the sale of 275,000 shares in this offering for gross proceeds of $1.1 million, for fees of $0.32 per share, or $88,000 in the aggregate, assuming the closing of the purchase of all of such shares. We also have agreed to pay all fees, disbursements and expenses of the placement agents in connection with this offering, including but not limited to their reasonable legal fees. The remaining shares offered hereby were offered directly to investors without a placement agent, underwriter, broker or dealer.

We anticipate that delivery of the shares will be made on or about March 31, 2015.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents incorporated by reference therein before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC

Lead Placement Agent

The Benchmark Company

Co-Placement Agent

Prospectus supplement dated March 30, 2015

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, our common stock being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information” before investing in our common stock.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or any accompanying prospectus. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and in any accompanying prospectus is accurate only as of the date indicated on their respective cover pages, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus supplement or any accompanying prospectus.

As used in this prospectus supplement, references to “Remark Media,” “the Company,” “we,” “us” or “our” refer to Remark Media, Inc. and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

Remark Media is a global digital media company focusing on the 18-to-34-year-old (the “millennial”). Our primary operations consist of owning and operating digital media properties, such as websites and applications for mobile devices, that provide unique, dynamic digital media experiences in multiple content verticals including personal finance, young adult lifestyle, travel, education and entertainment. Our websites and mobile applications provide what we believe are compelling content, trusted brands, and valuable resources for consumers. We also own a 6.9% interest (as of December 31, 2014) in Sharecare, Inc. (“Sharecare”), a leading online health and wellness engagement platform, and we are developing a mobile social media application now known as KanKan (referred to in previous filings as “Project Dragon” and “Project KanKan”). Additionally, we will attempt to diversify our content offerings as well as increase revenue earned from outside the U.S. through strategic acquisitions. We are headquartered in Las Vegas, Nevada, with additional operations in Beijing, China and Sao Paolo, Brazil. Our common stock, par value $0.001 per share, is listed on the NASDAQ Capital Market under the ticker symbol MARK.

Our Business

We focus on providing high-quality online digital experiences to users primarily in the United States, Brazil and China. Our content is designed to engage users with informative and entertaining text articles, original and curated videos and photography, and infographics. Through search engine optimization and other means, we design our websites so that users can easily discover them through search engine referrals and social media referrals. Anyone searching for the type of content and/or services we provide can also directly navigate to our websites and to our applications designed for mobile operating systems. By providing such high-quality digital experiences that generate word-of-mouth momentum, we expect to attract and retain a large user base that is both attractive to potential advertisers and loyal to our various brands. Our offerings in various content verticals are described below.

Personal Finance

Our Banks.com website provides content for young adults that shares stories of financial success and failure, the humanity of making and losing money, and what users can learn from it all. The content mixes long-form, first person accounts with daily news shorts and other information intended to be informative and engaging regarding a topic that people can otherwise find to be difficult to understand.

US Tax Center at www.irs.com provides users with access to U.S. tax-related information and services. Our Filelater.com website and Taxextension.com website assist taxpayers with filing both business and personal tax extensions with the IRS. Because our online platform is directly connected to the IRS system, we can provide our users with status updates on their extension filings directly from the IRS.

Young Adult Lifestyle

Bikini.com is our online beach lifestyle destination for young women. We designed the flagship website to target social media integration and to optimize the experience for mobile users. In addition to offering merchandise online, we provide original editorial content covering the latest in fashion, beauty, travel, and health and fitness trends. We complement the editorial content with a carefully-curated collection of swimwear and accessories containing the latest in must-have seasonal trends, offered through the website’s online boutique. Our merchandise is targeted at several price tiers, allowing us to develop long-term relationships with our customers that begin when they are young students and continue throughout their personal and professional lives.

Travel

Our Roomlia mobile hotel-booking application allows users to reserve lodging at participating hotels up to seven days prior to commencement of stay. We contract with hotels to obtain their best available room rates. In October 2014, we filed a provisional patent with the United States Patent and Trademark Office regarding Roomlia’s unique, proprietary hotel merchandising system, which gives hotels the ability to offer room rates to Roomlia users that may not be available through other third-party reservation channels.

To maximize our unique merchandising system and expand the number of markets that we serve and hotels that we offer, we have entered into agreements with six major connectivity and channel-management companies that allow North American hotels to work seamlessly with Roomlia via two-way interface. Once established, the interface limits costs for Roomlia, and allows the hotels to provide the best available, up-to-the-minute information regarding room rates and room availability to our users. Roomlia is certified with five of the six companies, and we are currently in development with the sixth company.

The Roomlia application runs on the iOS and Android mobile operating systems, making it currently available to more than 95% of smartphone users; we will launch a tablet-optimized version in 2015. As of December 31, 2014, Roomlia offered lodging availability in 30 U.S. cities, a number which has grown to approximately 50 cities as of the date hereof, and which we expect to continue growing throughout 2015.

Entertainment

SlapTV provides an edgy mix of horror and comedy in the form of short films, web sketches and man-on-the-street pieces. The website, which has an associated Youtube channel, produces original content as well as hosting content created by a growing group of independent actors and artists. Launched in December 2014, SlapTV simultaneously promotes its own brand while also serving as a platform where up-and-coming talent can grow with us.

Additionally, SlapTV is expanding its production to include mainstream advertising that promotes our brands as well as third-party brands. We intend to further develop this aspect of SlapTV to reduce our own advertising cost and increase revenue.

We are also continuing our efforts to leverage our work in relation to the “Clash in Cotai” Pacquiao vs. Rios boxing event that occurred in Macau, China in November 2013 to develop opportunities to deliver original sports and entertainment content to the evolving Chinese media market through our existing strategic relationships.

Education

BoWenWang (www.bowenwang.com.cn), a Chinese-language portal published from Beijing, provides a broad array of engaging, informative content covering everything from sports, entertainment, and the arts to technology and health.

ComoTudoFunciona (hsw.com.br), a Brazilian portal published from Sao Paolo, informs and engages on a vast array of subjects ranging from cultural events, athletics, and entertainment to science, technology, and travel.

BoWenWang and ComoTudoFunciona are exclusive digital publishers in their respective markets of translated and localized articles from Discovery Communications’ HowStuffWorks family of content.

Social Media

We previously announced our development of a new mobile social media application to be launched in China. KanKan, which links all major social media networks in China from a front-end and back-end perspective, will allow users to view and respond to their friends’ posts to social media outlets (e.g., Tencent QQ, Sina Weibo, Instagram, DaZhong DianPing, Douban) from within our mobile application, it will allow for localized advertising based upon the user’s current location, and we believe it will eventually allow for integration with certain popular online games. A small number of Chinese users began beta testing KanKan in March 2015, and we are planning a full launch in China during the second quarter of 2015. We believe that KanKan will be the first of its kind, and that it represents an excellent opportunity to expand our digital media imprint in Asia. As soon after the launch in China as is practicable, we expect to launch the application

(under different branding) in other parts of the world, including the United States. We incurred $0.5 million of expense during 2014 related to the development of KanKan, and we expect such expense to increase significantly during 2015.

Recent Developments

In November 2014, we sold 238,692 shares of common stock to four accredited investors in a private placement in exchange for a total of $1.35 million in cash.

In December 2014, we issued Convertible Promissory Notes in the aggregate original principal amount of $3.1 million to two accredited investors in exchange for the same amount in cash. The notes are unsecured and bear interest at a rate of 8.00% per annum, with interest payable quarterly and all unpaid principal and any accrued but unpaid interest due and payable on the second anniversary of issuance. Either lender or we may elect to convert all or any portion of the outstanding principal amount and accrued but unpaid interest into shares of common stock at $5.50 per share at any time, except that we only may do so if the closing price of the common stock on the immediately preceding trading day is greater than or equal to such conversion price. We may prepay all or any portion of the note at any time upon at least 15 days’ prior written notice to lender.

On March 13, 2015, we issued a Convertible Promissory Note in the original principal amount of $300,000 to an accredited investor in exchange for the same amount in cash. The note is unsecured and bears interest at a rate of 8.00% per annum, and otherwise has the same terms as the notes issued in December 2014.

On March 20, 2015, we sold 125,000 shares of common stock to one accredited investor in a private placement in exchange for $0.5 million in cash.

Corporate Information

We were incorporated as “HSW International, Inc.” under the laws of the State of Delaware in March 2006, and changed our name to “Remark Media, Inc.” in December 2011. Our corporate headquarters are located at 3930 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada 89169 and our telephone number is (702) 701-9514. Our website is www.remarkmedia.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

THE OFFERING

Issuer
Remark Media, Inc.
Common Stock Offered by Us
850,000 shares.
Common Stock Outstanding Before this Offering
13,001,602 shares
Common Stock to be Outstanding After this Offering
13,851,602 shares.
Use of Proceeds
We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $3.1 million, after deducting placement agent fees and expense reimbursements and our estimated expenses related to this offering.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital for the Company’s various business units, acquisitions and capital expenditures. See “Use of Proceeds.”
Risk Factors
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents incorporated by reference therein before making an investment decision.
Nasdaq Capital Market Symbol
MARK

Unless we indicate otherwise, all information in this prospectus supplement is based on 13,001,602 shares of our common stock outstanding as of March 25, 2015, and excludes, as of that date, the following: (i) 1,943,528 shares of common stock issuable upon exercise of outstanding options, (ii) 1,215,278 shares of common stock issuable upon exercise of outstanding warrants and (iii) 2,112,106 shares of common stock issuable upon conversion of outstanding principal amount and accrued but unpaid interest under convertible promissory notes.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information set forth in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, before deciding whether to invest in our common stock. Additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks actually occur, our business, financial condition or operating results may suffer, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

If we are unable to attract and retain visitors to our owned and operated websites and mobile apps in a cost-effective manner, our business, financial condition and results of operations will be adversely affected.

Our primary strategy for attracting and retaining users to our websites and mobile applications is to provide content and community-focused digital experiences. The success of these efforts depends, in part, upon our ability to create and distribute high-quality content as well as to innovate and evolve our content and social media technology platforms at scale in a cost-effective manner. Failure to do so could adversely affect user experiences and reduce traffic to our owned-and-operated websites and mobile applications, which would adversely affect our business, financial condition, results of operations and cash flows. Additionally, our strategy could be flawed and might not result in the ability to attract and retain users in a cost-effective manner. A second strategy we utilize to attract traffic is search engine optimization related to our websites and the content published on them, a strategy that involves building websites with the objective of having them rank well in unpaid search engine results. Our ability to successfully manage search engine optimization efforts across our owned-and-operated websites is dependent on our timely and effective modification of search engine optimization practices implemented in response to periodic changes in search engine algorithms and methodologies and changes in search query trends and our ability to offer websites and content responsive to ever-changing consumer interests and trends. Our failure to successfully manage our search engine optimization strategy could result in a substantial decrease in traffic to our owned-and-operated websites, or an inability to attract traffic to new websites that we launch which would adversely affect our business, financial condition, results of operations and cash flows.

Even if we succeed in attracting traffic to our owned-and-operated websites, we may not be successful in monetizing the traffic. Additionally, the costs of attracting and retaining users to our websites may exceed our ability to generate revenues from such activities, which would have an adverse effect on our business, financial condition, results of operations and cash flows.

As a creator and a distributor of digital content, we face potential liability for legal claims based on the nature and content of the materials that we create or distribute, or that are accessible via our owned and operated websites.

As a creator and distributor of original content and content provided by third parties, we face potential liability for legal claims, including defamation, negligence, unlawful practice of a licensed profession, copyright or trademark infringement or other legal theories relating to the information we publish on our websites, and under various laws, including the Lanham Act, the Digital Millennium Copyright Act and the Copyright Act. We may also be exposed to similar liability in connection with content that is posted to our owned-and-operated websites by users and other third parties through comments, profile pages, discussion forums and other social media features. In addition, it is also possible that visitors to our owned-and-operated websites could make claims against us for losses incurred in reliance upon information provided on our owned-and-operated websites. Any of these claims could result in significant costs to investigate and defend, regardless of the merit of the claims. If we are not successful in our defense, we may be forced to pay substantial damages. While we run our content through a rigorous quality control process, there is no guarantee that we will avoid future liability and potential expenses for legal claims, which could affect our business, financial condition, results of operations and cash flows.

Laws relating to the liability of providers of online services for activities of their advertisers and for the content of their advertisers’ listings are currently unsettled. Such claims have been brought, sometimes successfully, against online services as well as other print publications in the past. We may not successfully avoid liability for unlawful activities carried out by advertisers displayed on our websites. If we are subjected to such lawsuits, it may adversely affect our business.

We are vulnerable to failures of third party network and technology providers who may fail to provide adequate services in the future. This could cause technical problems or failure of our websites or traffic, which could inhibit our revenues or damage our reputation and relationships with users, advertisers, and content providers.

We rely on many third-party businesses for technological, network, and expert services. Our ability to operate successfully depends on the successful operation of these third party businesses, which carry their own risks. If one of our third party vendors fails to deliver expected services, our websites and, therefore, our business could suffer operating problems or temporary failures. If there is a problem or failure with our websites, it could hurt our ability to advertise and damage our reputation with consumers and advertisers. Additionally, a termination of our hosting agreements or failure to renew on favorable terms could affect our business. Shifting hosting services could require management focus and time and potentially disrupt operations of our websites.

In addition, as operators of content websites reliant on user traffic to sell advertising, our users must have adequate and functioning Internet access. Technical problems with Internet access providers such as cable, DSL satellite or mobile companies may inhibit user access to our websites and slow traffic. Such events as power outages caused by blackouts, brown outs, storm outages or other power issues could also cause loss of user access to our websites.

We process, store and use personal information, payment card information and other consumer data, which subjects us to risks stemming from possible failure to comply with governmental regulation and other legal obligations.

We may acquire personal or confidential information from users of our websites and mobile applications, and we have posted our privacy policies and practices concerning the collection, use and disclosure of user data on such websites and mobile applications.

Numerous laws exist regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information, payment card information and other consumer data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We strive to comply with all applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection; however, these obligations may possibly be interpreted and applied in a manner that is inconsistent from one jurisdiction to another, and they may conflict with other rules or with the practices of the companies. Any failure or perceived failure by us, or our service providers, to comply with the privacy policies, privacy-related obligations to users or other third parties, or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information, payment card information or other consumer data, may result in governmental enforcement actions, litigation or public statements against the company by consumer advocacy groups or others and could cause our customers and members to lose trust in us, as well as subject us to bank fines, penalties or increased transaction costs, all of which could have an adverse effect on our business.

The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the Internet have recently come under increased public scrutiny. The U.S. Congress and federal agencies, including the Federal Trade Commission (the “FTC”) and the Department of Commerce, are reviewing the need for greater regulation for the collection and use of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices. Some U.S. courts are also considering the applicability of existing federal and state statutes, including computer trespass and wiretapping laws, to the collection and exchange of information online. Countries in other regions, most notably Asia, Eastern Europe and Latin America, are increasingly implementing new privacy regulations, resulting in additional compliance burdens and uncertainty as to how some of these laws will be interpreted.

Our network operations may be vulnerable to hacking, viruses and other disruptions, which may make our products and services less attractive and reliable and give rise to liabilities.

Our marketplaces and information technology platform generate and process a large quantity of personal, transactional, demographic and behavioral data. The security of data when engaging in e-commerce is essential to maintaining consumer and confidence in our services. Any security breach whether instigated internally or externally on our system or other Internet based systems could significantly harm our reputation and therefore our business, brand, market share and results of operations. We require user names and passwords in order to access our information technology systems. We also use encryption and authentication technologies to secure the transmission and storage of data and prevent access to our data or accounts. It is possible that computer circumvention capabilities, new discoveries or advances or other developments, including our own acts or omissions, could result in a compromise or breach of consumer data. For example, third parties may attempt to fraudulently induce employees or customers to disclose user names, passwords or other sensitive information (“phishing”), which may in turn be used to access our information technology systems or to defraud our customers.

Our existing security measures may not be successful in preventing security breaches. A party (whether internal, external, an affiliate or unrelated third party) that is able to circumvent our security systems could steal consumer information or transaction data or other proprietary information and cause disruptions in our service. We may be required to expend significant resources to protect against security breaches or to address problems caused and liabilities incurred by breaches. These issues are likely to become more difficult to manage as we expand the number of places where we operate and as the tools and techniques used in such attacks become more advanced. As recently experienced by Sony, security breaches could result in severe damage to our information technology infrastructure, including damage that could impair our ability to offer our services, as well as loss of customer, financial or other data that could materially and adversely affect our ability to conduct our business, satisfy our commercial obligations or meet our public reporting requirements in a timely fashion or at all. Security breaches could also result in negative publicity, damage our reputation, expose us to risk of loss or litigation and possible liability, subject us to regulatory penalties and sanctions, or cause consumers to lose confidence in our security and choose to use the services of our competitors, any of which would have a negative effect on the value of our brand, our market share and our results of operations. Our insurance policies carry low coverage limits, and would likely not be adequate to reimburse us for losses caused by security breaches.

We also face risks associated with security breaches affecting third parties conducting business over the Internet. Consumers generally are concerned with security and privacy on the Internet, and any publicized security problems could inhibit the growth of the Internet and negatively affect consumers' willingness to provide private information or effect commercial transactions on the Internet generally, including through our services. Additionally, consumers using our services could be affected by security breaches at third parties such as travel service providers, payroll providers, health plan providers, payment processors or GDSs upon which we rely. A security breach at any such third party marketing affiliate, travel service provider, GDS or other third party on which we rely could be perceived by consumers as a security breach of our systems and in any event could result in negative publicity, damage our reputation, expose us to risk of loss or litigation and possible liability and subject us to regulatory penalties and sanctions. In addition, such third parties may not comply with applicable disclosure requirements, which could expose us to liability.

We are also subject to payment card association rules and obligations under our contracts with payment card processors. Under these rules and obligations, if information is compromised, we could be liable to payment card issuers for associated expenses and penalties. In addition, if we fail to follow payment card industry security standards, even if no customer information is compromised, we could incur significant fines or experience a significant increase in payment card transaction costs.

Additionally, in December 2013, we converted from hardware storage in data room to a cloud-based infrastructure. Like many companies using the cloud, we continually strive to meet industry information security standards relevant to our business. We continuously perform vulnerability assessments, review log/access, perform system maintenance, and manage network perimeter protection. A breach of external perimeter may lead to the loss of confidential information.

Our products and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our products and internal systems rely on software, including software developed or maintained internally and/or by third parties, that is highly technical and complex. In addition, our products and internal systems depend on the ability of such software to store, retrieve, process, and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors, bugs, or vulnerabilities. Some errors may only be discovered after the code has been released for external or internal use. Errors or other design defects within the software on which we rely may result in a negative experience for users and marketers who use our products, delay product introductions or enhancements, result in measurement or billing errors, or compromise our ability to protect the data of our users and/or our intellectual property. Any errors, bugs, or defects discovered in the software on which we rely could result in damage to our reputation, loss of users, loss of revenue, or liability for damages, any of which could adversely affect our business and financial results.

The successful operation of our KanKan mobile application will depend upon the performance and reliability of the Internet infrastructure in China.

The successful operation of KanKan will depend on the performance and reliability of the Internet infrastructure in China. Almost all access to the Internet is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology of China. In addition, the national networks in China are connected to the Internet through state-owned international gateways, which are the only channels through which a domestic user can connect to the Internet outside of China. We may not have access to alternative networks in the event of disruptions, failures or other problems with China’s Internet infrastructure. In addition, the Internet infrastructure in China may not support the demands associated with continued growth in Internet usage.

The failure of telecommunications network operators to provide us with the requisite bandwidth could also interfere with the speed and availability of KanKan. We have no control over the costs of the services provided by the national telecommunications operators. If the prices that we pay for telecommunications and Internet services rise significantly, our gross margins could be adversely affected. In addition, if Internet access fees or other charges to Internet users increase, our user traffic may decrease, which in turn may cause a decrease in our revenues.

We may be subject to liability in China with respect to KanKan for content that is alleged to be socially destabilizing, obscene, defamatory, libelous or otherwise unlawful.

Under the laws of the People’s Republic of China, we will be required to monitor our websites and the websites hosted on our servers and mobile interfaces for items or content deemed to be socially destabilizing, obscene, superstitious or defamatory, as well as items, content or services that are illegal to sell online or otherwise in other jurisdictions in which we operate, and promptly take appropriate action with respect to such items, content or services. We may also be subject to potential liability in China for any unlawful actions of our customers or users of our websites or mobile interfaces or for content we distribute that is deemed inappropriate. It may be difficult to determine the type of content that may result in liability to us, and if we are found to be liable, we may be subject to fines, have our relevant business operation licenses revoked, or be prevented from operating our websites or mobile interfaces in China.

Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

We regard our copyrights, service marks, trademarks, trade secrets and other intellectual property as critical to our success. Unauthorized use of our intellectual property by third parties may adversely affect our business and reputation. We rely on trademark and copyright law, trade secret protection and confidentiality agreements with our employees, customers, business partners and others to protect our intellectual property rights. Despite our precautions, it is possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet related industries are uncertain and still evolving. In particular, the laws of the People’s Republic of China and Brazil are uncertain or do not protect intellectual property rights to the same extent as do the laws of the United States. Moreover, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Future litigation could result in substantial costs and diversion of resources.

We may be subject to intellectual property infringement claims, which may force us to incur substantial legal expenses and, if determined adversely against us, materially disrupt our business.

We cannot be certain that our brands and services will not infringe valid patents, copyrights or other intellectual property rights held by third parties. We cannot provide assurance that we will avoid the need to defend against allegations of infringement of third-party intellectual property rights, regardless of their merit. We cannot provide assurance that we will avoid the need to defend against allegations of breach of contracts or license agreements, regardless of their merit. Intellectual property litigation and commercial litigation is very expensive, and becoming involved in such litigation could consume a substantial portion of our managerial and financial resources, regardless of whether we win. Substantially greater resources may allow some of our competitors to sustain the cost of complex intellectual property litigation more effectively than us; we may not be able to afford the cost of such litigation.

Should we suffer an adverse outcome from intellectual property litigation, we may incur significant liabilities, we may be required to license disputed rights from third parties, or we may have to cease using the subject technology. If we are found to infringe upon third-party intellectual property rights, we cannot provide assurance that we would be able to obtain licenses to such intellectual property on commercially reasonable terms, if at all, or that we could develop or obtain alternative technology. If we fail to obtain such licenses at a reasonable cost, such failure may materially disrupt the conduct of our business, and could consume substantial resources and create significant uncertainties. Any legal action against us or our collaborators could lead to:

•	payment of actual damages, royalties, lost profits, potentially treble damages and attorneys’ fees if we are found to have willfully infringed a third party's patent rights;
•	injunctive or other equitable relief that may effectively block our ability to further develop, commercialize and sell our products;
•	us or our collaborators having to enter into license arrangements that may not be available on commercially acceptable terms, if at all; or
•	significant cost and expense, as well as distraction of our management from our business.

The negative outcomes discussed above could adversely affect our ability to conduct business, financial condition, results of operations and cash flows.

New regulations governing the Internet and e-commerce may negatively affect our business.

Any new legislation or regulation, or the application of existing laws and regulations to the Internet or other online services, could have a material adverse effect on our business, prospects, and financial conditions and results of operations.

The FTC has recently reviewed the way in which search engines disclose paid search practices to Internet users. In 2002, the FTC issued guidance recommending that all search engine companies ensure that all paid search results are clearly distinguished from non-paid results, that the use of paid search is clearly and conspicuously explained and disclosed and that other disclosures are made to avoid misleading users about the possible effects of paid search listings on search results. The adoption of laws or regulations relating to placement of paid search advertisements or user privacy, defamation or taxation may inhibit the growth in use of the Internet, which in turn, could decrease the demand for our services and increase our cost of doing business or otherwise have a material adverse effect on our business, prospects, financial condition and results of operations.

The application of new and existing laws and regulations to the Internet or other online services has had a material adverse effect on our business, prospects, financial condition and results of operations in the past. For example, on April 17, 2007, the U.S. House of Representatives passed H.R. 1677, The Taxpayer Protection

Act of 2007 (“H.R. 1677”). Section 8 of H.R. 1677 would have amended Section 333, Title 31 of the U.S. Code to include Internet domain addresses in the prohibition on certain use of the U.S. Department of the Treasury names and symbols. Although the legislation was never passed by the Senate or signed into law and the bill ceased with the ending of the 110th Congress in January 2009, there is no guarantee that similar legislation won’t be introduced and passed into law by the current or future Congress. While the ultimate impact of any such proposed legislation is not presently determinable, if enacted, such legislation may adversely impact our overall operations. We own the Internet domain address US Tax Center at www.irs.com, which is an acronym commonly associated with the Internal Revenue Service, a division of the U.S. Department of the Treasury. While the bill was never passed into law, if enacted, the passage of such legislation could have severely adversely affected our use of our Internet domain address US Tax Center at www.irs.com as well as our overall operations. In the event a bill such as H.R. 1677 were to become law, we intend to be continue to be diligent in our communications with the Internal Revenue Service and Congress in an effort to mitigate any potential negative effects of such legislation.

Our travel vertical depends on our relationships with travel suppliers and travel distribution partners.

An important component of the success of our travel vertical depends on our ability to maintain and expand relationships with travel suppliers and global distribution system (“GDS”) partners. We derive a substantial portion of our revenue from compensation negotiated with hotel suppliers and GDS partners for bookings made through our mobile application (Roomlia). We cannot provide assurance that hotel suppliers or GDS partners will not further reduce or eliminate compensation, attempt to implement costly direct connections, charge travel agencies for or otherwise restrict access to content, credit card fees or other services, further reduce their average daily rates or decide not to make their travel inventory available to us, or provide accurate booking information, any of which could reduce our revenue and margins thereby adversely affecting our business and financial performance.

Declines or disruptions in the travel industry could adversely affect our business and financial performance.

The success and financial performance of our travel vertical are affected by the health of the worldwide travel industry. Travel expenditures are sensitive to personal and business-related discretionary spending levels and tend to decline or grow more slowly during economic downturns. Decreased travel expenditures could reduce the demand for our services, thereby causing a reduction in revenue.

Our business is also sensitive to fluctuations in hotel supply, occupancy and average daily rates, decreases in airline capacity, periodically rising airline ticket prices, or the imposition of taxes or surcharges by regulatory authorities, all of which we have experienced historically.

Other factors that could negatively affect our business include:

•	Travel-related strikes or labor unrest, bankruptcies or liquidations;
•	Incidents of actual or threatened terrorism;
•	Periods of political instability or geopolitical conflict in which travelers become concerned about safety issues;
•	Natural disasters or events such as severe weather conditions, volcanic eruptions, hurricanes or earthquakes; and
•	Health-related risks, such as the Ebola, H1N1, SARs and avian flu outbreaks.

Such concerns could result in a protracted decrease in demand for our travel services which, depending on its scope and duration and together with any future issues affecting travel safety, could adversely affect our business over the short and long-term. In addition, the disruption of the existing travel plans of a significant number of travelers upon the occurrence of certain events, such as severe weather conditions, actual or threatened terrorist activity or war, could result in the incurrence of significant additional costs and decrease our revenues leading to constrained liquidity if we provide relief to affected travelers by refunding the price or fees associated with hotel reservations and other travel products and services.

We face intense competition from larger, more established companies, and we may not be able to compete effectively, which could reduce demand for our services.

The market for the services we offer is increasingly and intensely competitive. Nearly all our competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Our competitors may secure more favorable revenue arrangements with advertisers, devote greater resources to marketing and promotional campaigns, adopt more aggressive growth strategies and devote substantially more resources to website and systems development than we do. In addition, the Internet media and advertising industries continue to experience consolidation, including the acquisitions of companies offering finance related content and services and paid search services. Industry consolidation has resulted in larger, more established and well-financed competitors with a greater focus. If these industry trends continue, or if we are unable to compete in the Internet media and paid search markets, our financial results may suffer.

Additionally, larger companies may implement policies and/or technologies into their search engines or software that make it less likely that consumers can reach our websites and less likely that consumers will click-through on sponsored listings from our advertisers. The implementation of such technologies could result in a decrease in our revenues. If we are unable to successfully compete against current and future competitors, our operating results will be adversely affected.

If we do not effectively manage our growth, our operating performance will suffer and our financial condition could be adversely affected.

Substantial future growth will be required in order for us to realize our business objectives. To the extent we are capable of achieving this growth, it will place significant demands on our managerial, operational and financial resources. Additionally, this growth will require us to make significant capital expenditures, hire, train and manage a larger work force, and allocate valuable management resources. We must manage any such growth through appropriate systems and controls in each of these areas. If we do not manage the growth of our business effectively, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

In addition, as our business grows, our technological and network infrastructure must keep in-line with our traffic and advertiser needs. Future demand is difficult to forecast and we may not be able to adequately handle large increases unless we spend substantial amounts to augment our ability to handle increased traffic. Additionally, the implementation of increased network capacity contains some execution risks and may lead to ineffectiveness or inefficiency. This could lead to a diminished experience for our consumers and advertisers and damage our reputation and relationship with them, leading to lower marketability and negative effects on our operating results. Moreover, the pace of innovative change in network technology is fast and if we do not keep up, we may lag behind competitors. The costs of upgrading and improving technology could be substantial and negatively affect our business, financial condition, results of operations and cash flows.

Risks Relating to our Company

We have a history of operating losses and we may not generate sufficient revenue to support our operations.

During the nine months ended September 30, 2014, and in each fiscal year since our inception, we have incurred net losses and generated negative cash flow from operations, resulting in an accumulated deficit of $124.6 million and a cash and cash equivalents balance of approximately $219,000, both amounts as of September 30, 2014. Our revenue during the nine months ended September 30, 2014, generated principally from owning and operating our digital media properties, was $1.7 million.

We intend to fund our future operations, particularly related to our young adult lifestyle and personal finance properties, through dynamic growth. Additionally, we are actively evaluating potential acquisitions that would provide additional revenue, assessing the sale of certain non-core assets, and considering sales of minority interests in certain of our operating businesses. Management has implemented measures to reduce operating costs, and they continuously evaluate other opportunities to reduce costs.

Absent acquisitions of new businesses or material increases in revenue from our existing customers, current revenue growth will not be sufficient to sustain our operations in the long term; therefore, we will likely need to obtain additional capital through equity or debt financing and/or by divesting of certain assets or businesses, neither of which we can assure will happen on commercially reasonable terms, if at all. In addition, if we obtain capital by issuing equity, such transaction(s) may dilute existing stockholders.

We can neither be certain that we will be successful at raising capital at all, nor be certain regarding what amount of capital we may raise. Conditions in the debt and equity markets, as well as the volatility of investor sentiment regarding macroeconomic and microeconomic conditions, will play primary roles in determining whether we can successfully obtain additional capital. Should we fail to successfully implement our plans described herein, such failure would have a material adverse effect on our business, including the possible cessation of operations.

Our substantial indebtedness could adversely affect our financial health.

As of March 25, 2015, we had outstanding indebtedness, including accrued interest, of $10.4 million under promissory notes, including $10.0 million of principal and accrued interest outstanding under convertible notes with interest payable quarterly and principal due upon maturity. Of the total outstanding under convertible promissory notes, we owe $6.9 million of principal and accrued interest to a related party, and $2.9 million of principal on the related-party notes will mature on or prior to December 31, 2015. Two of the promissory notes payable to a related party, representing an aggregate of $6.5 million of principal and accrued interest outstanding, are secured by a lien on substantially all of our assets. Our substantial indebtedness could have important consequences to our stockholders. For example, it could:

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund potential acquisitions and for working capital and general corporate purposes;
•	increase our vulnerability to and limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;
•	place us at a competitive disadvantage compared to our competitors that have less debt;
•	limit our ability to borrow additional funds; and
•	make us more vulnerable to a general economic downturn than a company that is less leveraged.

We continue to evolve our business strategy and develop new brands and services, and our future prospects are difficult to evaluate.

We are in varying stages of development with regard to our business, so our prospects must be considered in light of the many risks, uncertainties, expenses, delays, and difficulties frequently encountered by companies in their early stages of development. Some of such risks and difficulties include our ability to, among other things:

•	increase the number of users of our websites and mobile apps;
•	manage and implement new business strategies;
•	successfully commercialize and monetize our assets;
•	successfully attract advertisers for our owned and operated websites;
•	continue to raise additional working capital;
•	manage operating expenses;
•	establish and take advantage of strategic relationships;
•	manage and adapt to rapidly changing and expanding operations;
•	respond effectively to competitive developments; and
•	attract, retain and motivate qualified personnel.

Because of the early stage of development of certain of our business operations, we cannot be certain that our business strategy will be successful or that it will successfully address the risks described or alluded to above.

Any failure by us to successfully implement our new business plans could have a material adverse effect on our business, financial condition, results of operations and cash flows. Furthermore, growth into new areas may require changes to our cost structure, modifications to our infrastructure and exposure to new regulatory, legal and competitive risks.

If we are not able to attract and retain key management, we may not successfully integrate the acquired assets into our historical business or achieve our other business objectives.

We will depend upon the contributions of our senior management, including our Chief Executive Officer and Chief Financial Officer, for our future business success. The loss of the service of any of the key members of our senior management may significantly delay or prevent the integration of the contributed assets and other business objectives.

Our investment in Sharecare’s equity securities involves a substantial degree of risk.

Sharecare is a recently formed company with limited history of operations. Its prospects must be considered in light of the many risks, uncertainties, expenses, delays and difficulties encountered by companies in their early stages of development. Moreover, Sharecare operates in the highly competitive Internet industry and might not achieve profitability or consumer acceptance in the near term, if ever. Our investment in Sharecare’s equity securities is illiquid and might fail to appreciate and might decline in value or become worthless. It is unlikely our Sharecare equity securities will pay current dividends, and our ability to realize a return on our investment, as well as to recover our investment, will be dependent on the success of Sharecare.

Even if Sharecare is successful, our ability to realize the value of our investment might be limited. Because it is a private company, there is no public market for Sharecare’s securities, and the Sharecare securities are subject to restrictions on resale that might prevent us from selling these securities during periods in which it would be advantageous to do so. As a result, we might have to wait for a liquidity event, such as a public offering or the sale of Sharecare, to realize the value of our investment, if any. We do not expect a liquidity event in the near term.

Sharecare will likely need to raise additional capital, or make additional acquisitions, and our equity position in Sharecare may be diluted if Sharecare issues additional equity, options, or warrants. If Sharecare makes a capital call of its existing equity holders, our position may be diluted if we choose not to contribute additional capital.

Historically, a few of our advertising networks and direct advertisers have provided a substantial portion of our revenue. The loss of one of these partners may have a material adverse effect on our operating results.

As is common in the industry, our marketers do not have long-term advertising commitments with us. We cannot assure you that, should agreements with our advertising networks, strategic sales and marketing partners, and/or direct advertisers fail to be renewed or should the contracts be terminated or modified in advance of their expiration, we will be able to timely replace the sponsored listings they provide us. We have had similar agreements in the past that have failed to be renewed or been modified prior to their termination, resulting in adverse effects on our financial results.

We could incur asset impairment charges for intangible assets or other long-lived assets.

We have intangible assets and other long-lived assets, therefore future lower-than-anticipated financial performance or changes in estimates and assumptions, which in many cases require significant judgment, could result in impairment charges. We test intangible assets that are determined to have an indefinite life for impairment during the fourth quarter of each fiscal year, and assess whether factors or indicators, such as unfavorable variances from established business plans, significant changes in forecasted results or volatility inherent to external markets and industries, become apparent that would require an interim test. Adverse changes in the operating environment and related key assumptions used to determine the fair value of our indefinite lived intangible assets or declines in the value of our common stock may result in future impairment charges for a portion or all of these assets. An impairment charge could have a material adverse effect on our business, financial position and results of operations, but would not be expected to have an impact on our cash flows or liquidity.

We expect our operating results to fluctuate on a quarterly basis, which may make it difficult to predict our future performance.

Our quarterly results have fluctuated in the past and will likely fluctuate in the future due to a variety of factors, many of which may be outside of our control. Specifically, we expect the revenues associated with our tax related service businesses to be largely seasonal in nature, with peak revenues occurring during January through April, corresponding to the U.S. tax season.

Acquisitions, business combinations and other transactions present integration risk and may have negative consequences for our business and our stockholders.

We plan to continuously monitor certain strategic acquisition opportunities. The process of integrating acquired businesses into our existing operations may result in unforeseen difficulties, liabilities and costs. For example, the acquisitions of Banks.com and Pop Factory involved the integration of companies that had previously operated independently with principal offices in different distinct locations. Significant management attention and resources were required to integrate the companies, as will be the case with any future acquisitions. Difficulties that we encounter in integrating the operations of acquired businesses could have a material adverse effect on our business, financial condition, results of operations, cash flows, and stock price following the merger. Even if the combined company were able to integrate the business operations successfully, there can be no assurance that this integration will result in the realization of the anticipated benefits of synergies, innovation and operational efficiencies or that these benefits will be achieved within a reasonable period of time and cost effectively.

Risks Relating to this Offering and Our Common Stock

Our stock price has fluctuated considerably and is likely to remain volatile and various factors could negatively affect the market price or market for our common stock.

The trading price of our common stock has been and may continue to be volatile. From January 1, 2013, through March 27, 2015, the high and low sales prices for our common stock were $9.11 and $3.53, respectively. In addition to the factors discussed in this prospectus, the trading price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	general market and economic conditions;
•	the low trading volume and limited public market for our common stock;
•	minimal third party research regarding our company; and
•	the current and anticipated future operating performance and equity valuation of Sharecare in which we have a significant equity investment.

In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

The concentration of our stock ownership may limit individual stockholder ability to influence corporate matters.

As of March 25, 2015, our Chairman and Chief Executive Officer, Kai-Shing Tao, may be deemed to beneficially own 5,924,316 shares, or 39.7% of our common stock, and InfoSpace LLC, a wholly-owned subsidiary of Blucora, Inc., beneficially owns 738,950 shares, or 5.7% of our outstanding common stock. The interests of these stockholders may not always coincide with the interests of other stockholders, and they may act in a manner that advances their best interests and not necessarily those of other stockholders, and might affect the prevailing market price for our securities.

If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate actions. Such concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock.

A significant number of additional shares of our common stock may be issued upon the exercise or conversion of existing securities, which issuances would substantially dilute existing stockholders and may depress the market price of our common stock.

As of March 25, 2015, we had notes payable which are convertible into 2,112,106 shares of common stock, options to purchase 1,943,528 shares of common stock and warrants to purchase 1,215,278 shares of common stock outstanding. The issuance of these shares of common stock would substantially dilute the proportionate ownership and voting power of existing stockholders, and their issuance, or the possibility of their issuance, may depress the market price of our common stock.

Our management will have broad discretion over the use of the net proceeds from this offering and might not use such funds in ways that increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds from this offering and could use the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to use these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of the common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Future sales or issuances of our securities may dilute the ownership of existing stockholders and cause the market price of our common stock to decline.

Absent acquisitions of new businesses or material increases in revenue from our existing customers, current revenue growth will not be sufficient to sustain our operations in the long term; we will likely need to obtain additional capital through equity or debt financing and/or by divesting of certain assets or businesses, neither of which we can assure will happen on commercially reasonable terms, if at all. In addition, if we obtain capital by issuing equity, such transaction(s) may dilute the proportionate ownership and voting power of existing stockholders.

Provisions in our corporate charter documents and under Delaware law could make an acquisition of the Company more difficult, which acquisition may be beneficial to stockholders.

Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as well as provisions of the General Corporation Law of the State of Delaware (“DGCL”), may discourage, delay or prevent a merger with, acquisition of or other change in control of Remark, even if such a change in control would be beneficial to our stockholders, include the following:

•	only our Board of Directors may call special meetings of our stockholders;
•	our stockholders may take action only at a meeting of our stockholders and not by written consent;
•	we have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval.

Additionally, Section 203 of the DGCL prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. We have not opted out of the restriction under Section 203, as permitted under DGCL.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus supplement and the accompanying prospectus contains forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among others:

•	our financial condition including our losses and our need to raise additional capital;
•	our ability to successfully execute our growth and acquisitions strategy, including integration of any new companies into our business;
•	our ability to procure content and monetize audiences;
•	our ability to successfully attract advertisers for our owned and operated websites;
•	changes in advertising market conditions or advertising expenditures due to, among other things, economic conditions, changes in consumer behavior, pressure from public interest groups, changes in laws and regulations and other societal or political developments;
•	our ability to attract and retain key personnel to manage our business effectively;
•	our ability to compete effectively with larger, more established companies;
•	competitive pressures, including as a result of user fragmentation and changes in technology;
•	recent and future changes in technology, services and standards;
•	a disruption or failure of our or our vendors' network and information systems or other technology relied on by us;
•	changes in consumer behavior, including changes in spending behavior and changes in when, where and how content is consumed;
•	changes in the popularity of our products and services;
•	changes in our plans, initiatives and strategies, and consumer acceptance thereof;
•	piracy and our ability to exploit and protect our intellectual property rights in and to our content and other products;
•	risks of doing business in foreign countries, notably China and Brazil, including obtaining regulatory approvals and adjusting to changing political and economic policies; governmental laws and regulations, including unclear and changing laws and regulations related to the internet sector in foreign countries;
•	general economic conditions including advertising rate, interest rate and currency exchange rate fluctuations;
•	the liquidity and trading volume of our common stock; and
•	other factors discussed in the section titled “Risk Factors” herein.

These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These statements represent our estimates and assumptions only as of the date of this prospectus supplement and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus supplement.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $3.1 million, after deducting the placement agents’ fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital for the Company’s various business units, acquisitions and capital expenditures. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

DIVIDEND POLICY

We have neither paid nor declared dividends of our common stock since our inception and do not plan to pay dividends in the foreseeable future. Any earnings that we may realize will be retained to finance our growth.

CAPITALIZATION

The following table sets forth our cash and our capitalization as of September 30, 2014 on:

•	an actual basis;
•	a pro forma adjusted basis, giving effect to the following transactions, which occurred during the period from October 1, 2014 to March 25, 2015:
º	the Company’s sale of an aggregate of 238,692 shares of common stock in a private placement for $1.35 million in cash in November 2014;
º	the Company’s sale of 125,000 shares of common stock in a private placement for $0.5 million in cash on March 20, 2015;
º	the Company’s sale of $3.4 million aggregate principal amount of Convertible Promissory Notes for the same amount in cash;
º	246,300 shares issued under employee incentive plans; and
º	91,642 shares issued upon the exercise of stock options; and
•	a pro forma as adjusted basis, giving effect to the issuance of a total of 13,851,602 shares of common stock in this offering, resulting in net proceeds of approximately $3.1 million, after deducting placement agent fees and expense reimbursements and our estimated expenses.

The pro forma as adjusted information below is illustrative only. You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with our audited and unaudited financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2014
	Actual	Pro Forma	Pro Forma, As Adjusted
		(unaudited) (in millions)
Long-term debt, including current maturities:
Debt with related party, including accrued interest	6.6	6.9	6.9
Other Debt, including accrued interest	—	3.5	3.5
Total Debt	6.6	10.4	10.4
Stockholders’ equity
Common stock, $0.001 par value; 50,000,000 shares authorized, 12,299,968 shares issued and outstanding (actual), 13,001,602 shares issued and outstanding (as adjusted) and 13,851,602 shares issued and outstanding (as further adjusted)(1)	12,300	13,002	13,852
Preferred stock, $0.001 par value; 1,000,000 shares authorized, none issued	—	—	—

(1)	Shares authorized reflects the filing of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on December 23, 2014 to increase the number of authorized shares of common stock to 50,000,000. Shares issued and outstanding (as further adjusted) assumes that all shares of our common stock offered hereby are sold in this offering.

MARKET FOR OUR COMMON STOCK

Our common stock is traded on the NASDAQ Capital Market under the symbol “MARK”. The following table sets forth the high and low sales prices of our common stock as reported on the NASDAQ Capital Market for the periods indicated.

	High	Low
Year ending December 31, 2015
First Quarter (through March 27, 2015)	$5.50	$3.53
Year ending December 31, 2014
First Quarter	$6.61	$4.61
Second Quarter	$9.11	$4.93
Third Quarter	$9.07	$6.25
Fourth Quarter	$6.50	$4.02
Year ended December 31, 2013
First Quarter	$2.05	$1.12
Second Quarter	$3.78	$1.55
Third Quarter	$4.57	$2.24
Fourth Quarter	$6.10	$3.45

As of March 27, 2015, the last sale price of our common stock on the NASDAQ Capital Market was $4.42 per share and we had approximately 133 stockholders of record.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Dilution in the as adjusted net tangible book value per share represents the difference between the amount per share of common stock paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after the consummation of this offering.

Our net tangible book value of our common stock as of September 30, 2014 was approximately $(5.5) million, or approximately $(0.45) per share of common stock based upon 12,299,968 shares outstanding. After giving effect to this offering and the receipt of approximately $3.1 million of estimated net proceeds from this offering, our as-adjusted net tangible book value as of September 30, 2014 would have been approximately $(2.4) million, or approximately $(0.18) per share of common stock based upon 13,149,968 shares outstanding. This represents an immediate increase in net tangible book value of $0.27 per share to our existing stockholders and an immediate dilution in net tangible book value of $4.18 per share to new investors participating in this offering. The following table illustrates this calculation on a per share basis:

Offering price per share of common stock		$4.00
Net tangible book value per share as of September 30, 2014	$(0.45)
Increase in net tangible book value per share attributable to this offering	$0.27
As-adjusted net tangible book value per share after this offering		$(0.18)
Dilution in net tangible book value per share to new investors		$4.18

DESCRIPTION OF COMMON STOCK

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 11 of the accompanying prospectus.

PLAN OF DISTRIBUTION

Maxim Group LLC and The Benchmark Company, which we refer to as the placement agents, have agreed to act as the placement agents in connection with this offering subject to the terms and conditions of a placement agent agreement, dated March 30, 2015 between the Company and Maxim Group LLC. The placement agents are not purchasing or selling any shares offered by this prospectus supplement and the related prospectus, but have arranged for the sale of certain of the shares offered hereby through direct subscription agreements entered into between the purchasers and us. The public offering price of the shares offered hereby of $4.00 per share has been determined based upon arm’s-length negotiations between the purchasers and us.

Commissions and Expenses

We have agreed to pay the placement agents an aggregate cash placement fee equal to 8% of the gross proceeds in this offering from sales arranged for by the placement agents. The placement agents have arranged for the sale of 275,000 shares in this offering for gross proceeds of $1.1 million, for fees of $0.32 per share, or $88,000 in the aggregate, assuming the closing of the purchase of all of such shares. We also have agreed to pay all fees, disbursements and expenses of the placement agents in connection with this offering, including but not limited to their reasonable legal fees, not to exceed $70,000. We have agreed to pay $20,000 as an advance payment (the “Advance”) toward the placement agents’ accountable expenses. The Advance shall be applied towards the placement agents’ accountable expenses. Any portion of the Advance will be returned to us in the event it is not actually incurred. The remaining shares offered hereby were offered directly to investors without a placement agent, underwriter, broker or dealer. We estimate that expenses payable by us in connection with the offering, excluding the placement agents’ fees referred to above, will be approximately $190,000.

Our obligation to issue and sell shares to the purchasers is subject to the conditions set forth in the subscription agreements, which may be waived by us at our discretion. A purchaser’s obligation to purchase shares is subject to the conditions set forth in his or her subscription agreement as well, which may also be waived.

We currently anticipate that the sale of the shares will be completed on or about March 31, 2015. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the purchasers or the transfer agent will issue the shares to the purchasers in book-entry form, as elected by the purchasers in their respective subscription agreements.

Other Terms

We have agreed to grant to Maxim Group LLC the right until September 30, 2015 to participate as lead managing underwriter and book runner or minimally as a co-lead manager and co-book runner and/or lead placement agent with at least 40% of the economics, for any and all future public and private equity or equity-linked offerings by the Company or any successor to the Company utilizing an underwriter or placement agent and utilizing a Registration Statement on Form S-1 or S-3.

Lock-Up Agreements

In connection with this offering, we and each of our executive officers, directors, and 10% stockholders have agreed, subject to certain exceptions set forth in the lock-up agreements, not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable or exchangeable for shares of our common stock, for 30 days from the date of the final prospectus supplement relating to this offering without the prior written consent of the purchasers of a majority of the shares sold in this offering in sales arranged by the placement agents. Notwithstanding the foregoing, if (a) we issue an earnings release or material news, or a material event relating to our company occurs, during the last 17 days of the lock-up period, or (b) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings releases or the occurrence of the material news or material event, unless Maxim Group LLC waives such extension.

Indemnification

We have agreed to indemnify the placement agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and liabilities arising from breaches of representations and warranties contained in the placement agent agreement, or to contribute to payments that the placement agents may be required to make in respect of those liabilities.

Electronic Distribution

This prospectus supplement and the related prospectus may be made available in electronic format on websites or through other online services maintained by the placement agents or by an affiliate. Other than this prospectus supplement and the related prospectus, the information on the placement agents’ website and any information contained in any other website maintained by the placement agents is not part of this prospectus supplement and the related prospectus or the registration statement of which this prospectus supplement and the related prospectus forms a part, has not been approved and/or endorsed by us or the placement agents, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and subscription agreements. A copy of the placement agent agreement and the form of subscription agreement with the purchasers are included as exhibits to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information.”

Regulation M Restrictions

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agents would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agents acting as a principal. Under these rules and regulations, the placement agents:

•	must not engage in any stabilization activity in connection with our securities; and
•	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing and Transfer Agent

Our common stock is currently quoted on the NASDAQ Capital Market under the symbol “MARK”. The transfer agent for the common stock is Computershare LLC.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon by Olshan Frome Wolosky LLP, New York, New York. The placement agents have been represented in connection with this offering by Loeb & Loeb LLP, New York, New York.

EXPERTS

Cherry Bekaert LLP, our independent registered public accounting firm, has audited our consolidated financial statements contained in our Annual Report on Form 10-K, as amended on April 7, 2014, for the year ended December 31, 2013, and the consolidated financial statements of Hotelmobi, Inc. contained in our Form 8-K/A filed with the SEC on July 18, 2014 and amended on July 23, 2014, which financial statements are incorporated by reference in this prospectus and elsewhere in this registration statement. Such financial statements are incorporated by reference in reliance on their reports given upon their authority as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the shares of our common stock to be sold pursuant to this prospectus. This prospectus does not contain all the information contained in the registration statement. For additional information with respect to the Company and the shares that may be sold pursuant to this prospectus, we refer you to the registration statement and the exhibits and schedules attached to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities covered by this prospectus, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K (and exhibits filed on such form that are related to such items):

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014 and amended on April 7, 2014;
2.	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the SEC on May 15, 2014, the fiscal quarter ended June 30, 2014, filed with the SEC on August 14, 2014, and the fiscal quarter ended September 30, 2014, filed with the SEC on November 14, 2014;
3.	Our Current Reports on Form 8-K filed with the SEC on January 24, 2014, February 4, 2014, February 18, 2014, February 21, 2014, March 13, 2014, April 23, 2014, May 7, 2014 (as amended on July 18, 2014 and July 24, 2014), May 22, 2014, November 17, 2014, December 23, 2014, December 30, 2014, January 6, 2015, February 6, 2015, February 13, 2015, and March 3, 2015; and
4.	The description of our common stock contained in our Registration Statement on Form 8-A (Registration No. 001-33720) filed with the SEC on October 3, 2007, including any amendments or reports filed for the purpose of updating such description.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy and information statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at the same address. You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public over the Internet at the SEC’s website at www.sec.gov. You may also find documents we filed on our website at www.remarkmedia.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

Upon written or oral request, we will provide at no cost to the requester a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these documents from us, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by requesting them in writing or by telephone at the following address:

Remark Media, Inc.
3930 Howard Hughes Parkway, Suite 400
Las Vegas, Nevada 89169
Attention: Chief Financial Officer
(702) 701-9514
dosrow@remarkmedia.com

PROSPECTUS

$50,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

We may offer and sell from time to time, in one or more offerings, any combination of the securities described in this prospectus having an aggregate initial offering price of up to $50,000,000.

This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you purchase any of the securities offered hereby.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation and the nature of our arrangements with them will be described in a prospectus supplement.

Our common stock is traded on the NASDAQ Capital Market under the symbol “MARK.” The last reported sales price of our common stock on the NASDAQ Capital Market on February 6, 2015 was $4.82 per share.

This prospectus may not be used to consummate a sale of our securities unless accompanied by a prospectus supplement relating to the offered securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 17, 2015

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a maximum aggregate initial offering price of $50,000,000.

This prospectus provides you with general information regarding the securities we may offer. We will provide a prospectus supplement that contains specific information about any offering by us. The prospectus supplement also may add, update, or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement related to any offering, as well as the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date indicated on their respective cover pages, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

As used in this prospectus, references to “Remark Media,” “the Company,” “we,” “us” or “our” refer to Remark Media, Inc. and its subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read the entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus, before making an investment decision.

Remark Media, Inc.

Overview

Remark Media is a global digital media company focusing on the 18-to-34 year old demographic in primarily the United States and Asia. We are headquartered in Las Vegas, Nevada, with additional operations in Beijing, China and Sao Paulo, Brazil. We are listed on the NASDAQ Capital Market under the symbol “MARK”. The Company provides unique and dynamic digital media experiences across multiple verticals, with a focus on compelling content, trusted brands, and valuable resources for consumers.

Our Business

We own and operate digital media properties in a number of different content verticals. Our content verticals presently include: (i) our education vertical, encompassing the translated and localized additions of HowStuffWorks.com in China and Brazil; (ii) our personal finance vertical, encompassing Banks.com, US Tax Center at www.irs.com, FileLater.com, TaxExtension.com and TaxExtension.org; (iii) our young adult lifestyle vertical, including Bikini.com; (iv) our sports vertical, providing original sports and entertainment content; and (v) our travel vertical, including Roomlia, a mobile hotel booking application. Additionally, we aim to acquire, develop and launch other content, social and ecommerce websites focused on the 18-to-34 year old demographic, primarily in the United States and Asia.

HowStuffWorks International

BoWenWang (www.bowenwang.cn) is a Chinese language portal that provides a broad array of engaging, informative content, covering everything from sports, entertainment, the arts, technology, and health. Published from Beijing since June 2008, BoWenWang is the exclusive digital publisher in China of translated and localized articles from Discovery Communications HowStuffWorks family of content.

ComoTudoFunciona (hsw.com.br) is a Brazilian portal designed to inform and engage on a vast array of subjects, ranging from cultural events, athletics, entertainment, science, technology, and travel. Published in Sao Paulo, the Portuguese-language site is the exclusive digital publisher in Brazil of translated and localized articles from Discovery Communications HowStuffWorks family of content.

Personal Finance

Banks.com is an action-oriented resource for users searching for relevant news and information on financial institutions and products. Users are able to compare rates and take action on financial products, such as mortgages and savings accounts.

US Tax Center at www.irs.com offers information about U.S. tax matters while providing access to tax related information and services.

FileLater.com and TaxExtenion.com are ecommerce businesses that assist taxpayers with filing official business and personal tax extensions with the Internal Revenue Service through an online platform.

Young Adult Life

Bikini.com is an aspirational beach lifestyle destination for 18-to-34 year old women featuring original editorial content covering the latest in fashion, beauty, travel, and health and fitness trends. In November 2013, the Company added retail ecommerce to the site, with the introduction of a swimwear and accessories boutique selling a carefully curated collection with the latest in must have seasonal trends. In April 2014, the Company launched Bikini.com’s mobile application, which offers the same content found on the website, with a unique and dynamic mobile design, compatible across multiple devices.

Sports

We seek to develop and acquire the rights to original sports and entertainment content for the evolving Chinese media market and the global market. In September 2013, we signed an agreement with PPTV, a leading streaming video platform in the Chinese market, to become the exclusive content partner for China’s first streaming video Boxing Channel. We currently are exploring additional acquisition opportunities in this area.

Travel

Roomlia, which we acquired in May 2014, is engaged in the business of developing, owning and operating mobile hotel booking applications. Roomlia initially launched with 10 cities and now offers hotel bookings for 40 cities. Roomlia is currently certified with five major connectivity and channel management companies, and in development with a sixth to offer two-way seamless connectivity to hotels. On September 16, 2014, Roomlia released its hotel booking app on Android allowing consumers access to Roomlia on iOS and the Android platforms. On October 24, 2014, Roomlia filed a provisional patent with the United States Patent and Trademark Office for its proprietary hotel merchandising system.

New Business Development

We are in the process of developing a social media app, code name “Project Dragon” and “Project Kankan”, initially to link all major social media networks (e.g., Tencent QQ, Sina Weibo, Instagram, DaZhong DianPing, Douban) from a front end and back end perspective. We believe that this app will be the first of its kind and we expect to launch the app in China in the next 30 to 45 days, with a plan to expand globally thereafter. We have spent approximately $500 thousand on third party development of this app through the end of 2014 and expect capital requirements to increase during 2015.

Corporate Information

We were incorporated as “HSW International, Inc.” under the laws of the State of Delaware in March 2006, and changed our name to “Remark Media, Inc.” in December 2011. Our corporate headquarters are located at 3930 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada 89169 and our telephone number is (702) 701-9514. Our website is www.remarkmedia.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as those set forth in our most recent Annual Report on Form 10-K filed with the SEC, as amended, which are incorporated by reference into this prospectus, as well as the other information set forth in this prospectus and the documents incorporated by reference herein, before deciding whether to invest in our common stock. Additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks actually occur, our business, financial condition or operating results may suffer, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Common Stock

Our stock price has fluctuated considerably and is likely to remain volatile, in part due to the limited market for our common stock.

From January 1, 2013, through February 6, 2015, the high and low sales prices for our common stock were $9.11 and $4.02, respectively. There is a limited public market for our common stock, and we cannot provide assurances that a more active trading market will develop. As a result of low trading volume in our common stock, the purchase or sale of a relatively small number of shares could result in significant share price fluctuations.

The concentration of our stock ownership may limit individual stockholder ability to influence corporate matters.

As of February 6, 2015, our Chairman and Chief Executive Officer, Kai-Shing Tao, may be deemed to beneficially own 5,909,105 shares, or 40.2% of our common stock, and InfoSpace LLC, a wholly-owned subsidiary of Blucora, Inc., beneficially owns 738,950 shares, or 5.8% of our outstanding common stock. The interests of these stockholders may not always coincide with the interests of other stockholders, and they may act in a manner that advances their best interests and not necessarily those of other stockholders, and might affect the prevailing market price for our securities.

If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate actions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock.

A significant number of additional shares of our common stock may be issued upon the exercise or conversion of existing securities, which issuances would substantially dilute existing stockholders and may depress the market price of our common stock.

As of February 6, 2015, we had convertible notes convertible into 2,036,400 shares of common stock, options to purchase 1,729,150 shares of common stock and warrants to purchase 1,215,278 shares of common stock outstanding. The issuance of these shares of common stock would substantially dilute the proportionate ownership and voting power of existing stockholders, and their issuance, or the possibility of their issuance, may depress the market price of our common stock.

Future sales or issuances of our securities may dilute the ownership of existing stockholders and cause the market price of our common stock to decline.

Absent any acquisitions of new businesses or material increases in revenues from its existing customers, current revenue growth will not be sufficient to sustain the Company’s operations in the long term. As such, the Company will, in all likelihood, need to obtain additional equity or debt financing and/or divest of certain assets or businesses, none of which can be assured on commercially reasonable terms, if at all. Any equity financing that might be obtained may dilute the proportionate ownership and voting power of existing stockholders.

Provisions in our corporate charter documents and under Delaware law could make an acquisition of the Company more difficult, which acquisition may be beneficial to stockholders.

Provisions in our certificate of incorporation and by-laws, as well as provisions of the General Corporation Law of the State of Delaware (“DGCL”), may discourage, delay or prevent a merger, acquisition or other change in control of the Company, even if such a change in control would be beneficial to stockholders. These provisions include the following:

•	only our Board of Directors may call special meetings of stockholders;
•	our stockholders may take action only at a meeting and not by written consent; and
•	we have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval.

Additionally, Section 203 of the DGCL prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. We have not opted out of the restriction under Section 203, as permitted under the DGCL.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus contains forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among others:

•	our financial condition;
•	our ability to successfully execute our growth and acquisitions strategy, including integration of any new companies into our business;
•	our ability to successfully attract advertisers for our owned and operated websites;
•	our ability to attract and retain key personnel to manage our business effectively;
•	our ability to compete effectively with larger, more established companies;
•	general economic conditions;
•	the liquidity and trading volume of our common stock; and
•	other factors discussed in the section titled “Risk Factors” herein and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, incorporated by reference herein.

These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus.

USE OF PROCEEDS

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for general corporate purposes, which may include working capital, acquisitions, repayment and refinancing of debt and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of the related securities. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

PLAN OF DISTRIBUTION

We may sell securities described in this prospectus from time to time in one or more of the following ways:

•	through underwriters;
•	through dealers;
•	through agents;
•	directly to purchasers; or
•	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;
•	the public offering or purchase price;
•	any discounts and commissions to be allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.

If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

DESCRIPTION OF CAPITAL STOCK

General

Our Amended and Restated Certificate of Incorporation, or Charter, authorizes us to issue up to 51,000,000 shares, including 50,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of close of business on February 6, 2015, there were 12,784,960 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

The following descriptions are summaries of the material provisions and terms of our capital stock and are qualified by reference to our Charter and our Second Amended and Restated Bylaws, or Bylaws, each as amended to date.

Common Stock

Each share of common stock entitles its holder to one vote on all matters to be voted upon by the stockholders. Common stockholders are not entitled to cumulative voting with respect to the election of directors. Subject to the preferences of any outstanding shares of preferred stock, holders of common stock may receive ratably any dividends that our Board of Directors (our “Board”) may declare out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. The common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

Preferred Stock

Under our Charter, our Board is authorized generally without stockholder approval to issue shares of preferred stock in one or more series and, in connection with the creation of each such series, to fix the number of shares of such series and designate the powers, preferences and rights of such series, including dividend rights, redemption rights, liquidation preferences, sinking fund provisions, conversion rights and voting rights, any or all of which may be greater than the rights of the common stock.

We will fix the powers, preferences, rights and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include, as applicable:

•	the title and stated value;
•	the number of shares authorized;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date, and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights, if any, of the preferred stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Anti-Takeover Provisions

Provisions in our Charter and Bylaws, as well as provisions of the DGCL, may discourage, delay or prevent a merger, acquisition or other change in control of the Company, even if such a change in control would be beneficial to stockholders. These provisions include the following:

•	only our Board may call special meetings of stockholders;
•	our stockholders may take action only at a meeting and not by written consent; and
•	we have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval.

Additionally, Section 203 of the DGCL prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. We have not opted out of the restriction under Section 203, as permitted under DGCL.

Listing

Our common stock is currently quoted on the NASDAQ Capital Market under the symbol “MARK”.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare LLC.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, preferred stock or of debt securities. Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the periods during which, and places at which, the warrants are exercisable;
•	the manner of exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities under an indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities specifying the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of the debt securities being offered.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, warrants and debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement;
•	the price or prices at which such units will be issued;
•	the applicable United States federal income tax considerations relating to the units;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Warrants,” and “Description of Debt Securities,” will apply to each unit and to any common stock, preferred stock, warrant or debt security included in each unit, respectively.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Olshan Frome Wolosky LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Cherry Bekaert LLP, our independent registered public accounting firm, has audited our consolidated financial statements contained in our Annual Report on Form 10-K, as amended on April 7, 2014, for the year ended December 31, 2013, and the consolidated financial statements of Hotelmobi, Inc. contained in our Form 8-K/A filed with the SEC on July 18, 2014 and amended on July 23, 2014, which financial statements are incorporated by reference in this prospectus and elsewhere in this registration statement. Such financial statements are incorporated by reference in reliance on their reports given upon their authority as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the shares of our common stock to be sold pursuant to this prospectus. This prospectus does not contain all the information contained in the registration statement. For additional information with respect to the Company and the shares that may be sold pursuant to this prospectus, we refer you to the registration statement and the exhibits and schedules attached to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities covered by this prospectus, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K (and exhibits filed on such form that are related to such items):

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014 and amended on April 7, 2014;
2.	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the SEC on May 15, 2014, the fiscal quarter ended June 30, 2014, filed with the SEC on August 14, 2014, and the fiscal quarter ended September 30, 2014, filed with the SEC on November 14, 2014;
3.	Our Current Reports on Form 8-K filed with the SEC on January 24, 2014, February 4, 2014, February 18, 2014, February 21, 2014, March 13, 2014, April 23, 2014, May 7, 2014 (as amended on July 18, 2014 and July 24, 2014), May 22, 2014, November 17, 2014, December 23, 2014, December 30, 2014, January 6, 2015 and February 6, 2015; and
4.	The description of our common stock contained in our Registration Statement on Form 8-A (Registration No. 001-33720) filed with the SEC on October 3, 2007, including any amendments or reports filed for the purpose of updating such description.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy and information statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at the same address. You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public over the Internet at the SEC’s website at www.sec.gov. You may also find documents we filed on our website at www.remarkmedia.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

Upon written or oral request, we will provide at no cost to the requester a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these documents from us, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by requesting them in writing or by telephone at the following address:

Remark Media, Inc.
3930 Howard Hughes Parkway, Suite 400
Las Vegas, Nevada 89169
Attention: Chief Financial Officer
(702) 701-9514

850,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Maxim Group LLC

Lead Placement Agent

The Benchmark Company

Co-Placement Agent

March 30, 2015